                             STOCK ESCROW AGREEMENT

This Agreement, dated as of the 17th day of March, 2004, is by and among SURFNET
MEDIA GROUP, INC., a Delaware corporation ("SurfNet"), STEPHEN G. HAPPAS
("Happas") and JAY STULBERG (the "Escrow Agent"). SurfNet, Happas and Escrow
Agent are sometimes referred to individually as the "Party" and collectively as the "Parties."

                                    Recitals

        A. Pursuant to that certain Consulting Agreement between Happas and SurfNet of even date herewith SurfNet has authorized the issuance to Happas of 75,000 shares SurfNet Common Stock for services rendered through February 28, 2005, and an indeterminate number of shares of SurfNet Common Stock for services rendered from March 1, 2005 through February 28, 2007.

        B. 37,500 of the 75,000 shares and the indeterminate number of shares of
SurfNet Common Stock for services rendered from March 1, 2005 through February
28, 2007 (the "Escrow Shares") are subject to "substantial risk of forfeiture"
as defined under Section 83(c) of the Internal Revenue Code of 1986, as amended under the circumstances described below.

        C. Happas has agreed to deposit in escrow the Escrow Shares, upon the terms and conditions set forth herein.

                                   Agreement

In consideration of the mutual covenants and promises herein contained, the
Parties agree as follows:

1. Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

        (a) "Beneficial Owner" has the meaning set forth in Rule 13d-3 under the
            Securities Act of 1993, as amended.

        (b) "Change Of Control" means a change in control of SurfNet of a nature that would be required to be reported in response to Item 6(e) of
            Schedule 14A of Regulation 14A under the Securities Exchange Act of
            1934, as amended (the "Exchange Act"), whether or not SurfNet is subject to the Exchange Act at such time, including any of the following events:

            (i) Any Person becomes the Beneficial Owner, directly or indirectly, of securities of SurfNet representing a majority of the combined voting power of or equity interest in SurfNet in connection with a merger or otherwise. In applying the preceding sentence, securities acquired directly from SurfNet, its subsidiaries, or affiliates by or for the Person shall not be taken into account.

           (ii) A merger or consolidation of SurfNet is consummated with any other corporation or entity or any other form of business
                combination pursuant to which the outstanding stock of SurfNet is exchanged for cash, securities or other property paid, issued or caused to be issued by the surviving or acquiring corporation or entity unless the stockholders immediately before the merger or consolidation would continue to own equity securities that represent (either by remaining outstanding or by being converted into equity securities of the surviving entity) at least a controlling interest in SurfNet or such surviving or acquiring entity corporation immediately after such merger or
                consolidation.

           (iii)A sale, transfer or lease by SurfNet of all, or substantially all, of SurfNet's assets is consummated.

        (c) "Person" has the meaning given in Section 3(a)(9) of the Securities
            Act of 1933, amended, as modified and used in Section 13(d) of the
            Securities Act of 1933, amended, and will include a "group," as defined in Rule 13d-5 promulgated thereunder. However, a person will not include SurfNet or any of its affiliates.

2. Appointment of Escrow Agent. Happas and SurfNet hereby appoint Jay Stulberg as the Escrow Agent. Concurrently with the execution and delivery of this
   Agreement, Happas has delivered to the Escrow Agent to hold in accordance with the provisions hereof a certificate or certificates representing the
   Escrow Shares owned of record by Happas, together with stock powers executed in blank. The Escrow Agent, by execution and delivery of this
   Agreement, hereby acknowledges receipt of the Escrow Shares and appointment as Escrow Agent to hold the Escrow Shares in escrow, upon the terms, provisions and conditions hereof.

3. Escrow Period. This Agreement will become effective as of the date hereof
   (the "Effective Date") and will continue in effect until the earlier of (i)
   the date specified in Section 5 hereof, or (ii) the distribution by the
   Escrow Agent of all of the Escrow Shares in accordance with the terms hereof (the "Termination Date"). The period of time from the Effective Date until the Termination Date is referred to herein as the "Escrow Period."

4. Escrow Property. During the Escrow Period, the Escrow Agent will receive all of the money, securities, rights or property distributed in respect of the Escrow Shares then held in escrow, including any such property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of SurfNet, such property to be held and distributed as herein provided and hereinafter referred to collectively as the "Escrow Property."

5. Release of Escrow Shares. The Escrow Shares are subject to release to
   Happas to the extent and only if the conditions set forth herein are met.
   The Escrow Agent, upon notice to such effect from SurfNet as provided herein, will deliver the Escrow Shares, together with stock powers executed in blank, to Happas, subject to the following conditions:

   (a) 18,750 Escrow Shares will be released at the conclusion of each fiscal quarter commencing on August 30, 2004 and ending on November 30, 2004.

   (b) In addition to the Escrow Shares released pursuant to Section 4(a)
       above, an indeterminate number of Escrow Shares will be released in the event of a Change of Control, provided Happas was engaged by
       SurfNet under the aforementioned Consulting Agreement between Happas and SurfNet not less than six months prior to the Change of Control.
       If the Change of Control occurs on or after March 1, 2005 but on or prior to February 28, 2006, the number of Escrow Shares will be determined by dividing $120,000 by the average closing bid price on the OTCBB on the ten (10) trading days prior to March 1, 2005. If the
       Change of Control occurs on or after March 1, 2006 but on or prior to
       February 28, 2007, the number of Escrow Shares will be determined by dividing $120,000 by the average closing bid price on the OTCBB on the ten (10) trading days prior to March 1, 2006.

   (c) Upon the occurrence or satisfaction of any of the events or conditions specified in this Section 5 hereof, SurfNet will promptly give appropriate notice to the Escrow Agent, and if the transfer agent of
       SurfNet's Common Stock is different from the Escrow Agent, such transfer agent, and present such documentation as is reasonably required by the Escrow Agent to evidence the satisfaction of such conditions.

6. Continuance of Consulting Engagement. Nothing contained in this Agreement will (i) confer upon Happas any right to continue to be engaged by SurfNet or constitute any contract or agreement of engagement; (ii) interfere in any way with the right of SurfNet to terminate the engagement of Happas; or
   (iii) modify any written engagement agreement as may now exist or hereinafter be entered into between Happas and SurfNet.

7. Cancellation. If Happas's engagement is terminated prior to February 28,
   2005, February 28, 2006 or February 28, 2007, as the case may be, the
   Escrow Agent will deliver the certificates representing all of the remaining Escrow Shares to which Happas is not entitled, together with stock powers executed in blank, to SurfNet to be placed in SurfNet's treasury for cancellation thereof as a contribution to capital. After such date, Happas will have no further rights as a stockholder of SurfNet with respect to any of the cancelled Shares.

8. Limitation of Liability. It is understood and agreed by the Parties as follows:

   (a) The Escrow Agent is not and will not be deemed to be a trustee for any party for any purpose and is merely acting as a depository and in a ministerial capacity hereunder with the limited duties herein prescribed.

   (b) The Escrow Agent does not have and will not be deemed to have any responsibility in respect of any instruction, certificate or notice delivered to him or of the Escrow Shares or any related Escrow
       Property other than faithfully to carry out the obligations undertaken in this Agreement and to follow the directions in such instruction or notice provided in accordance with the terms hereof.

   (c) The Escrow Agent is not, and will not be, deemed to be liable for any action taken or omitted by him in good faith and may rely upon, and act in accordance with, the advice of his counsel without liability on his part for any action taken or omitted in accordance with such advice. In any event, the Escrow Agent's liability hereunder will be limited to liability for gross negligence, willful misconduct or bad faith on his part.

   (d) The Escrow Agent may conclusively rely upon and act in accordance with any certificate, instruction, notice, letter, telegram, cablegram or other written instrument believed by him to be genuine and to have been signed by the proper Party or Parties.

   (e) SurfNet will (i) pay the Escrow Agent's reasonable fees and to reimburse him for his reasonable expense including attorneys' fees incurred in connection with his duties hereunder and (ii) ave harmless, indemnify and defend the Escrow Agent for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, including counsel fees, suffered or incurred by him by reason of, or on account of, any misrepresentation made to him or his status or activities as Escrow Agent under this Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, willful misconduct or bad faith on the part of the Escrow
       Agent. The obligation of the Escrow Agent to deliver the Escrow Shares to either Happas or SurfNet will be subject to the prior satisfaction upon demand from the Escrow Agent of SurfNet's obligations to so save harmless, indemnify and defend the Escrow Agent and to reimburse the
       Escrow Agent or otherwise pay his fees and expenses hereunder.

   (f) The Escrow Agent will not be required to defend any legal proceeding which may be instituted against him in respect of the subject matter of this Agreement unless requested to do so by a Party and indemnified to the Escrow Agent's satisfaction against the cost and expense of such defense by the party requesting such defense. If any such legal proceeding is instituted against him, the Escrow Agent agrees promptly to give notice of such proceeding to Happas and SurfNet. The Escrow
       Agent will not be required to institute legal proceedings of any kind.

   (g) The Escrow Agent will not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy he may have either under this Agreement or generally, unless such waiver is in writing, and no waiver will be valid unless it is in writing, signed by the Escrow
       Agent, and only to the extent expressly therein set forth. A waiver by the Escrow Agent under any term of this Agreement will not be construed as a bar to, or waiver of, the same or any other such right or remedy which he would otherwise have on any other occasion.

   (h) The Escrow Agent may resign as such hereunder by giving thirty (30)
       days' written notice thereof to Happas and SurfNet. Within twenty (20)
       days after receipt of such notice, Happas and SurfNet will furnish to the Escrow Agent written instructions for the release of the Escrow
       Shares (if such shares and property, if any, have not yet been released pursuant to Section 5 hereof) to a substitute Escrow Agent which (whether designated by written instruction from Happas and
       SurfNet jointly or in the absence thereof by instructions from a court of competent jurisdiction to the Escrow Agent) will be a bank or trust company organized and doing business under the laws of the United
       States or any state thereof. Such substitute Escrow Agent will thereafter hold any Escrow Shares and any related Escrow Property received by it pursuant to the terms of this Agreement and otherwise acts hereunder as if it were the Escrow Agent originally named herein.
       The Escrow Agent's duties and responsibilities hereunder will terminate upon the release of all shares then held in escrow according to such written instruction or upon such delivery as herein provided.
       This Agreement will not otherwise be assignable by the Escrow Agent without the prior written consent of SurfNet.

9. Voting Power. The Escrow Agent has the sole power to vote the Escrow Shares deposited in escrow under this Agreement while they are being held pursuant to this Agreement in the Escrow Agent's sole discretion.

10.Sale or Hypothecation. Happas will not sell, transfer, hypothecate, negotiate, pledge, assign, encumber or otherwise dispose of any or all of the Escrow Shares. This restriction will not be applicable to transfers upon death, by operation of law, to family members of Happas or to any trust for the benefit of Happas, provided that such transferees agree to be bound by the provisions of this Agreement.

11.Stop Transfer Orders. Upon execution of this Agreement, SurfNet will direct the transfer agent for SurfNet to place stop transfer orders with respect to the Escrow Shares and to maintain such orders in effect until the transfer agent will have received written notice from SurfNet as provided hereunder.

12.Legend. Each of the certificates representing the Escrow Shares will bear legends to the following effect, as well as any other legends required by applicable law:

        "The sale, transfer, hypothecation, negotiation, pledge, assignment, encumbrance or other disposition of the shares evidenced by this certificate are restricted by and are subject to all of the terms, conditions and provisions of a certain Stock Escrow Agreement entered into among ESCROW AGENT, SURFNET CORPORATION and STEVEN G. HAPPAS,
        dated as of March 17, 2004, a copy of which may be obtained from the

        Secretary of SURFNET MEDIA GROUP, INC. No transfer, sale or other disposition of these shares may be made unless specific conditions of such agreement are satisfied."

        "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended. No transfer, sale or other disposition of these shares may be made unless a registration statement with respect to these shares has become effective under said
        Act, or SurfNet is furnished with an opinion of counsel satisfactory in form and substance to it that such registration is not required."

13.Assignment. The Agreement will not be assignable, in whole or in part, by either party without the written consent of the other party, except that
   SurfNet may, without the consent of Happas, assign the Agreement upon the consummation of (i) a merger or consolidation of SurfNet with any other corporation or entity or any other form of business combination pursuant to which the outstanding stock of SurfNet is exchanged for cash, securities or other property paid, issued or caused to be issued by the surviving or acquiring corporation or entity; or (ii) a sale, transfer or lease by
   SurfNet of all, or substantially all, of SurfNet's assets.

14.Notices. All notices and other communications required or permitted under this Agreement will be delivered to the parties at the address set forth below their respective signature blocks, or at such other address that they hereafter designate by notice to all other parties in accordance with this
   Section. All notices and communications will be deemed to be received in accordance with the following: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of facsimile transmission, on the date on which the sender receives confirmation by facsimile transmission that such notice was received by the addressee, provided that a copy of such transmission is additionally sent by mail as set forth in (iv) below;
   (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

15.Compulsory Arbitration. Any controversy, claim and/or dispute arising out of or relating to this Agreement or the breach hereof or subject matter hereof (including any action in tort) will be finally and fully settled by arbitration in Maricopa County, Arizona in accordance with the then-existing Commercial Arbitration Rules of the American Arbitration
   Association (the "AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having applicable jurisdiction.
   Written notice of demand for arbitration will be given to the other parties and to the AAA within six (6) months after the controversy, claim or dispute has arisen or be barred, and in no event after the date when the institution of court proceedings based on such dispute would be barred by the applicable statute of limitations. Controversies, claims and/or disputes will be resolved by one arbitrator selected by the mutual agreement of the parties or, failing that agreement within forty-five (45)
   days after written notice demanding arbitration, by the AAA. There will be limited discovery prior to the arbitration hearing as follows: (i) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, and (ii) depositions of all Party witnesses. Depositions will be conducted in accordance with the rules or code of Civil Procedure of the jurisdiction in which the arbitration is conducted, and a court reporter will record all hearings, with such record constituting the official transcript of such proceedings.
   All decisions of the arbitrator will be in writing, and the arbitrator will provide reasons for the decision. Each party will bear its own respective attorney's fees and costs in accordance with any dispute or arbitration.

16.Governing Law. This Agreement will be deemed to have been executed in the
   State of Arizona and will be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of Arizona, but excepting (i) any State of Arizona rule which would result in judicial failure to enforce the arbitration provisions of Section 15 hereof or any portion thereof and (ii) any State of Arizona rule which would result in the application of the law of a jurisdiction other than the State of
   Arizona. Any dispute arising from this Agreement must be filed in the county in which the principal office of SurfNet is located.

17.Complete Agreement. This Agreement, along with the Consulting Agreement, contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, with respect to such subject matter, and the Parties have made no agreements, representations or warranties relating to the subject matter of the Agreement which are not set forth herein. If a conflict is determined to exist among any of the aforementioned agreements, the terms of this Agreement will control.

18.Amendment. This Agreement may not be amended, modified, superseded, canceled or terminated, and any of the matters, covenants, representations, warranties or conditions hereof may not be waived, except by written instrument executed by the Parties or, in the case of a waiver, by the
   Party to be charged with such waiver.

19.Counterparts. This Agreement may be executed by any one or more of the
   Parties in any number of counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

20.Waiver. The failure of a Party to insist upon strict adherence to any term, condition or other provision of this Agreement will not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term, condition or other provision of this Agreement.

21.Headings. The headings of this Agreement are solely for convenience of reference and will not affect its interpretation.

22.Severability. If any one clause or part of the Agreement is deemed invalid, unenforceable or illegal by the arbitrators or court of competent jurisdiction, then it is severed from the Agreement and the rest of the

   Agreement remains in full force and effect. Happas acknowledges the uncertainty of the law in this respect and expressly stipulates that the
   Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent possible under applicable law.

23.Further Assurances. The Parties will sign such other instruments, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts.

24.Legal Counsel. Happas hereby acknowledges that he has been advised that the party who drafted this Agreement on behalf of SurfNet is a licensed attorney, that such party is representing SurfNet's interests only and that
   Happas been urged to retain legal counsel to advise him.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SurfNet:

SURFNET MEDIA GROUP, INC.

/s/ Robert D. Arkin
___________________
By: Robert D. Arkin
Chairman

Happas:

/s/ Stephen G Hapssas
_______________________
Name: Stephen G. Happas

Escrow Agent:

/s/ Jay Stulberg
________________
Jay Stulberg